UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 14, 2022

KITE REALTY GROUP TRUST

KITE REALTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Maryland	1-32268	11-3715772
Delaware	333-20266-01	20-1453863
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30 S. Meridian Street

Suite 1100

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

(317) 577-5600

(Registrant's telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value per share	KRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on October 22, 2021, Kite Realty Group Trust (the “Company”) completed its merger transaction with Retail Properties of America, Inc. (“RPAI”) pursuant to which RPAI merged with and into KRG Oak, LLC, a wholly owned subsidiary of the Company (“Merger Sub”), with Merger Sub continuing as the surviving entity and a wholly owned subsidiary of the Company (the “Merger”), and immediately following the closing of the Merger, Merger Sub merged with and into Kite Realty Group, L.P., the operating partnership of the Company (the “Operating Partnership”), so that all of the assets of the Company continue to be owned at or below the Operating Partnership level.

Following the Merger and in recognition of its transformational aspects, the Compensation Committee (the “Compensation Committee”) of the Board of Trustees of the Company reviewed the Company’s executive compensation policies, with a view toward incentivizing the achievement of certain integration and value-creation goals that are a critical component to the ultimate success of the Merger. As a result of that review, on January 14, 2022, the Compensation Committee approved a grant to each of John A. Kite, Thomas K. McGowan and Heath R. Fear (the “Grantees”) of a special long-term equity award (the “Special Award”) under the Company’s 2013 Equity Incentive Plan (as it has been amended and/or restated from time to time, the “Plan”) in the form of 202,157, 80,863 and 80,863 LTIP units of the Operating Partnership (“LTIP Units”) for the Grantees, respectively, which LTIP Units are subject to both performance and service conditions. The performance and service period of the Special Award is the approximate three-year period from October 23, 2021 (the day following the consummation of the Merger) through December 31, 2024, and the pre-set performance components are: (i) cumulative annualized net operating income for executed new leases from October 1, 2021 to December 31, 2024, which will be weighted at 60%; (ii) post-Merger cash general and administrative expense synergies achieved as of the end of the performance period, which will be weighted at 20%; and (iii) same property net operating income margin improvement over the performance period, which will be weighted at 20%. Overall performance is further subject to an absolute total shareholder return modifier which has the ability to increase (or decrease) the total number of LTIP Units eligible to vest by 25% (not to exceed the maximum number of LTIP Units). Distributions will accrue during the performance period and will be paid only on LTIP Units that vest at the conclusion of the performance period, and any accrued distributions on vested LTIP Units will be settled in cash at such time.

The number of LTIP Units subject to each Special Award reflects the maximum number of LTIP Units that may vest pursuant thereto. If the defined minimum targets are not met, then no LTIP Units will vest. LTIP Units are eligible to vest at target level (one-third of maximum), at high level (two-thirds of maximum) or at maximum level subject to performance achievement. Performance between target level and high level as well as between high level and maximum level will result in an interpolated number of LTIP Units being eligible to vest, from 0 LTIP Units up to the maximum number of LTIP Units.

Generally, subject to a Grantee’s continued service through the end of the performance period, eligible LTIP Units will vest on the date performance achievement is certified by the Compensation Committee. In the event of a Grantee’s termination of service due to death or disability, upon an involuntary termination without cause, or upon a voluntary resignation for good reason prior to the end of the performance period, a pro-rata portion of LTIP Units will vest based upon the number of complete months worked during the performance period contingent upon the attainment of the performance hurdles. The Special Award is forfeitable in its entirety if a Grantee is terminated or resigns for any other reason prior to the end of the performance period. In the event of a Corporate Transaction (as defined in the Plan) prior to the end of the performance period in which LTIP Units are not assumed or continued, and conditioned on the continued service of the Grantee through such Corporate Transaction, the Grantee will vest in the greatest number of LTIP Units determined in accordance with: (i) actual performance though such Corporate Transaction based on the pro-rated performance goals; (ii) 50% of the maximum number of LTIP Units subject to the Special Award; or (iii) the number of LTIP Units as determined by the Compensation Committee.

The Special Award is subject to an additional two-year “no sell” restriction period following vesting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: January 21, 2022	By:	/s/ Heath R. Fear
Heath R. Fear Executive Vice President and Chief Financial Officer

KITE REALTY GROUP, L.P.

By: Kite Realty Group Trust, its sole general partner

Date: January 21, 2022	By:	/s/ Heath R. Fear
Heath R. Fear Executive Vice President and Chief Financial Officer